Exhibit 99.1

Aravive Reports First Quarter 2019 Financial Results and Provides Recent Corporate Updates

HOUSTON, TEXAS (May 8, 2019): Aravive, Inc. (Nasdaq: ARAV), a clinical-stage biopharmaceutical company developing treatments designed to halt the progression of life-threatening diseases, including cancer and fibrosis, announced recent corporate updates and financial results for the quarter ended March 31, 2019.

“Preclinical data demonstrating the potential for AVB-500 to improve the treatment paradigm for women with ovarian cancer was recently presented at a medical conference and enrollment is progressing for the Phase 1b portion of the Phase 1b/2 clinical trial of AVB-500 in patients with platinum-resistant ovarian cancer,” said Jay Shepard, President and Chief Executive Officer. “We are on-track to report interim safety, PK and PD data from this study in the third quarter of this year and are committed to exploring the potential of our platform to improve patient outcomes in additional oncology indications, as well as fibrosis.”

Recent Corporate Updates

AVB-500

AVB-500 is an ultra-high affinity decoy protein that targets the GAS6-AXL signaling pathway. By capturing serum GAS6, AVB-500 starves the AXL pathway of its signal, potentially halting the biological programming that promotes disease progression. AXL receptor signaling plays an important role in multiple types of malignancies by promoting metastasis, cancer cell survival, resistance to treatments, and immune suppression. The GAS6-AXL signaling pathway also plays a significant role in fibrogenesis. Below are some recent highlights from the ovarian cancer program:

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Findings from a preclinical study of AVB-500 were presented at the Society of Gynecologic Oncology’s 50th Annual Meeting on Women’s Cancer in March 2019. The presentation, “Therapeutic AXL/GAS6 inhibition of tumor and tumor microenvironment stromal cells improves response to chemotherapy in ovarian cancer,” was presented by Katherine Fuh, M.D., Ph.D., and Maggie Mullen, M.D., both from the Center for Reproductive Health Sciences, Department of Obstetrics and Gynecology, Washington University School of Medicine. The poster presentation is available at http://ir.aravive.com.

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Aravive is currently enrolling the phase 1b portion of a phase 1b/2 clinical trial of AVB-500 in platinum-resistant ovarian cancer. The Company anticipates reporting interim safety, pharmacodynamic, and pharmacokinetic data for the phase 1b portion in the third quarter of 2019.

First Quarter 2019 Financial Results

The condensed consolidated statements of operations for the quarter ended March 31, 2019 include the operations of Aravive Biologics, Inc., which were not included in the quarter ended March 31, 2018, due to the fact that the merger with Aravive Biologics, Inc. was consummated in October 2018.

Total revenue for the quarter ended March 31, 2019 was $1.7 million, derived solely from the Cancer Prevention Research Institute of Texas (CPRIT) grant.

Total operating expenses for the quarter ended March 31, 2019 were $7.4 million compared to $8.5 million for the same period in 2018. Research and development (R&D) expenses for the quarter ended March 31, 2019 were $2.8 million, compared to $3.6 million for the same period in 2018. General and administrative (G&A) expenses were $4.6 million for the quarter ended March 31, 2019 compared to $4.9 million for the same period in 2018.

For the quarter ended March 31, 2019, Aravive reported a net loss of approximately $4.7 million, or $0.42 per share, basic and diluted, compared to a net loss for the same period in 2018 of $9.0 million, or $1.50 per share on a basic and diluted basis.

Cash Position

Cash and cash equivalents were $55.6 million as of March 31, 2019.

About Aravive

Aravive, Inc. (Nasdaq: ARAV) is a clinical-stage biopharmaceutical company developing treatments designed to halt the progression of life-threatening diseases, including cancer and fibrosis. Aravive’s lead product candidate, AVB-500, is an ultra-high affinity decoy protein that targets the GAS6-AXL signaling pathway. By capturing serum GAS6, AVB-500 starves the AXL pathway of its signal, potentially halting the biological programming that promotes disease progression. AXL receptor signaling plays an important role in multiple types of malignancies by promoting metastasis, cancer cell survival, resistance to treatments, and immune suppression. The GAS6-AXL signaling pathway also plays a significant role in fibrogenesis. Aravive has initiated the phase 1b portion of a phase 1b/2 clinical trial of AVB-500 combined with standard of care therapies in patients with platinum-resistant ovarian cancer, and intends to expand development into additional oncology and fibrotic indications. For more information, please visit www.aravive.com.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended), express or implied, concerning the Company's goals, intentions and expectations as to future plans or events, including statements regarding the potential for AVB-500 to improve the treatment paradigm for women with ovarian cancer,  being on track to report preliminary safety, PK and PD data from the ongoing Phase 1b portion of the Phase 1b/2 clinical trial in the third quarter of this year, the potential of the Company’s platform to improve patient outcomes in additional oncology indications, as well as fibrosis and the potential of AVB-500 halting the biological programming that promotes disease progression. Forward-looking statements are based on current beliefs and assumptions, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement as a result of various factors, including, but not limited to, risks and uncertainties related to: the Company’s ability to expand development in 2019 into additional oncology and fibrotic indications, the Company’s dependence upon AVB-500, AVB-500’s ability to have favorable results in clinical trials or receive regulatory approval, potential delays in the Company's clinical trials due to regulatory requirements or difficulty identifying qualified investigators or enrolling patients; the risk that AVB-500 may cause serious side effects or have properties that delay or prevent regulatory approval or limit its commercial potential; the risk that the Company may encounter difficulties in manufacturing AVB-500; if AVB-500 is approved, risks associated with its market acceptance, including pricing and reimbursement; potential difficulties enforcing the Company's intellectual property rights; the Company's reliance on its licensor of intellectual property and financing needs. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2018,  recent Current Reports on Form 8-K and subsequent filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Investors:

Mike Zanoni

Endurance Advisors

mzanoni@enduranceadvisors.com

610-442-8570

Media:

Jordann Phillips

Canale Communications

jordann@canalecomm.com

619-849-6009

Aravive, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Revenue
Grant revenue	$1,699	$—
Operating expenses
Research and development	2,848	3,600
General and administrative	4,590	4,917
Total operating expenses	7,438	8,517
Loss from operations	(5,739)	(8,517)
Interest income	346	193
Other income (expense), net	689	(657)
Net loss	$(4,704)	$(8,981)
Net loss per share- basic and diluted	$(0.42)	$(1.50)
Weighted-average common shares used to compute basic and diluted net loss per share	11,273	6,003

Aravive, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands)

	March 31,	December 31,
	2019	2018
Assets:
Cash and cash equivalents	$55,592	$56,992
Restricted cash	2,400	2,396
Other assets	4,272	1,431
Build-to-suit lease asset	—	8,651
Operating lease right-of-use assets	9,799	—
Total assets	$72,063	$69,470
Liabilities and stockholders' equity:
Accounts payable and accrued liabilities	$3,800	$1,791
Deferred revenue	1,054	146
Build-to-suit lease obligation	—	7,324
Operating lease obligation	11,984	—
Contingent payable	264	264
Total liabilities	17,102	9,525
Total stockholders' equity	54,961	59,945
Total liabilities and stockholders’ equity	$72,063	$69,470